BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

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| Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada | Document Number 20190087463-20 |
| | Filing Date and Time 02/27/2019 3:03 PM |
| | Entity Number E0547322014-8 |

# Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Addentax Group Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

The current number of authorized shares of the Company's common stock, par value $0.001 per share, is one billion (1,000,000,000).

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The number of authorized shares of the Common Stock after a twenty (20) to one (1) reverse stock split (the "Reverse Stock Split") will be Fifty Million (50,000,000), par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The number of issued and outstanding shares of common stock, par value $0.001 per share, after the Reverse Stock Split will be 25,346,004 shares, par value $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Additional fractions of a share shall be issued to any holder of a fractional share (resulting from the Reverse Stock Split) as is necessary to increase any such fractional share to a full share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.